Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 Nos.  333-143454 and 333-141588) of China Precision Steel, Inc. of our report dated October 11, 2007, with respect to the consolidated financial statements of China Precision Steel, Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 2007.

October 12, 2007

/s/ Murrell, Hall, McIntosh & Co. PLLP

Murrell, Hall, McIntosh & Co. PLLP